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Karen Andre                        Maria McAuslan
PLATINUM technology                PLATINUM technology
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andrek@platinum.com                invest@platinum.com


       PLATINUM technology Announces Operating Plan to Increase Margins,
                      Profitability and Shareholder Value

    Company outlines plans for productivity improvement and earnings growth

OAKBROOK TERRACE, IL -- February 22, 1999 -- PLATINUM technology (NASDAQ: PLAT) today outlined its restructuring plan to streamline operations, increase profitability, and deliver greater value to customers and shareholders. This consolidation plan, originally announced with 1998 fourth quarter financial results, is expected to yield approximately $90 million in annual savings and significantly increase operating margins. As a result of these actions, PLATINUM expects to incur a one-time charge of approximately $90 to $110 million in the first quarter of 1999.

Operationally, the company will:

 . Streamline operations and reduce workforce by approximately 15 percent, approximately 1,000 people

 . Streamline product development into two major business units (previously five business areas):

   Enterprise Management and Application Lifecycle & Knowledge Management

 .  Increase efficiencies by consolidating offices close in proximity

 . Realign resources to focus on areas that are most strategic to PLATINUM's customers and core business

 . Align the sales support and consulting resources to provide each customer with a single point of contact and better support the field sales organization and customers

 .  Focus on strengthening existing business, suspend acquisition activity
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"With the actions we've outlined today, we expect to increase margins above our original plan and to positively impact the enterprise value," said Andrew J. Filipowski, PLATINUM technology's President and CEO. "This operating plan is intended to enable us to fully leverage the strong technology and talent we have in place in order to deliver sustainable value and increased profitability in 1999 and beyond."

Overall Product Strategy

The changes made today center around consolidation of investments and redeployment of valuable resources to the lines of business and product and service offerings most strategic to PLATINUM's customers and its business. The company will focus heavily on supporting key areas such as DB2 solutions, the historical foundation and strength of the company; suites such as PLATINUM ProVision, a modular integrated solution for enterprise management, and PLATINUM ADvantage, a complete solution for managing the application development infrastructure; and end-to-end data warehousing products. These solutions enable customers to build a strong IT infrastructure and also address customers' emerging needs, such as knowledge management, Internet commerce, and ERP management.

Consolidating Business Units

PLATINUM has consolidated five divisions into two core business units-- Enterprise Management and Application Lifecycle & Knowledge Management--to streamline development, leverage product synergies, and better align with customers' needs. According to a recent Harvard University study, as companies become increasingly reliant upon IT to increase service levels and gain competitive advantage, there are two critical factors companies must address in order to survive:

 . Driving operational efficiency by ensuring high-performance and availability of the systems that run the business on a daily basis (Enterprise Management)

 . Driving the business forward by adapting applications and leveraging information (Application Lifecycle & Knowledge Management)

Global Consulting Organization

As indicated in the fourth quarter earnings announcement, PLATINUM has taken aggressive actions to strengthen its Global Consulting Organization:

 .  Reduced consulting and training expenses to realign operations with current revenue expectations
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 .  Reorganized the Global Consulting Organization to align closely with the software business

 . Integrated services sales into the worldwide product sales organization to enable field sales to more effectively sell both products and services and to leverage cross-selling opportunities

 . Strengthened the management team by bringing on seasoned senior management domestically and internationally, with particular experience in operations

"We are confident that streamlining our operations, restructuring our organization and refining our product development strategies will yield a stronger, more competitive and more profitable company," said Paul Humenansky, COO of PLATINUM technology.

About PLATINUM technology International, inc.

PLATINUM technology International, inc., headquartered in Oakbrook Terrace, Illinois, had 1998 revenues of $968 million. PLATINUM provides software and services that help IT organizations manage and improve the IT infrastructure. For information, visit www.platinum.com.

Cautionary Note Regarding Forward Looking Statements:

This press release contains certain "forward-looking statements," including statements regarding the expected effects of PLATINUM's restructuring plan, that reflect PLATINUM's expectations regarding its future growth, results of operations, performance, and business prospects and opportunities. Words such as "expects," "intends," "estimates," "believes," "anticipates," "plans" and similar expressions have been used to identify these forward-looking statements, but are not the exclusive means of identifying these statements. These statements reflect PLATINUM's current beliefs and are based on information currently available to PLATINUM. Accordingly, these statements are subject to known and unknown risks, uncertainties and other factors that could cause PLATINUM's actual growth, results, performance and business prospects and opportunities including PLATINUM's cost savings and profitability increases from the restructuring plan, to differ from those expressed in, or implied by, these statements. These risks, uncertainties and other factors include PLATINUM's ability to successfully implement its restructuring plan, PLATINUM's ability to develop and market existing and acquired products for the IT infrastructure market; PLATINUM's ability to successfully integrate its acquired products, services and businesses; risks related to the Year 2000 problem; PLATINUM's ability to adjust to changes in technology, customer preferences, enhanced competition and new competitors in the IT infrastructure and professional services markets; currency exchange rate fluctuations, collection of receivables, compliance with foreign laws and other risks inherent in conducting international business; risks associated with conducting a consulting services business; the risk of damage claims and costs resulting from product defects; general economic and business conditions, which may reduce or delay customers' purchases of PLATINUM's products and services; charges and costs related to acquisitions; and PLATINUM's ability to protect its proprietary software rights from infringement or misappropriation, to maintain or enhance its relationships with relational database vendors, and to attract and retain key employees. PLATINUM is not obligated to update or revise these forward-looking statements to reflect new events or changed circumstances.

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All PLATINUM technology International, inc. product names and product category names are trademarks of PLATINUM technology International, inc. Other company names and product names referenced herein may be trademarks or registered trademarks of the respective corporation.